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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.



           NAME OF                         STATE OF             D/B/A
          SUBSIDIARY                     INCORPORATION          NAME

Designated Companies, Inc.                  New York           CarePlan

AHP Finance, Inc.                           Delaware

American HomePatient of Iowa, Inc.          Delaware

American HomePatient, Inc.                  Tennessee

American HomePatient of Texas, L.P.           Texas

AHP, L.P.                                   Tennessee

Outpatient Medical Network, Inc.            Washington

American HomePatient, East, Inc.           Massachusetts

American HomePatient Of New York,            New York
Inc.

Breathing Equipment Incorporated           Pennsylvania        Hazelton Medical &
                                                               Breathing Equipment

Happy Harry's Health Care, Inc.              Delaware

AHP HomeCare of Gainesville                  Florida

Downeast Medical Shoppe                       Maine

American HomePatient of Nevada, Inc          Nevada

Volunteer Medical Oxygen and Hospital       Tennessee
Equipment Company, Inc.

United Clinical Services, Inc.              New Jersey

Allegheny Respiratory Associates, Inc.     Pennsylvania

Medical Equipment Services, Inc.             Illinois

American HomePatient of Illinois, Inc.       Illinois

ProCare Medical Supply Co., Inc.             Missouri

American HomePatient of Arkansas, Inc.       Arkansas

Clasen Health Services, Inc.                 Missouri

Missouri Home Health Care Consortium,        Missouri
Inc.

Neogenesis, Inc.                           South Carolina

American HomePatient Ventures, Inc.          Tennessee

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

              NAME OF                       STATE OF           D/B/A
            SUBSIDIARY                   INCORPORATION         NAME

National Medical Systems, Inc.              Arkansas

The National Medical Rentals, Inc.          Arkansas

National I.V., Inc.                         Arkansas

Sound Medical Equipment, Inc.              Washington

Baptist Ventures AHP Homecare Alliance      Alabama

HomeLink Home Health Care Services, Inc.    Arkansas

Paragon Home Medical Equipment               Texas
Partnership

Home Care Resource Alliance-American      South Carolina
HomePatient

Columbia-AHP Home Care Alliance             Tennessee

Columbia-AHP Home Care Alliance of Va.      Virginia

Coastal Home Care                         South Carolina

Total Home Care of East Alabama, LLC         Alabama

Alliance Home Health Care Partnership        Tennessee

Health Star DME, Ltd.                         Texas

Piedmont Medical Equipment                South Carolina

Blue Ridge Home Care                      North Carolina

Medical Arts Joint Venture                   Michigan

Colorado Home Medical Equipment              Colorado
Alliance, LLC

American HomePatient of Unifour, LLC      North Carolina

American HomePatient of Sanford, LLC      North Carolina

Pro Med                                   South Carolina

AHP Delmarva, LLP                            Maryland

Twin Tier Home Care                          New York

AHP-MHR Home Care, LLP                       Nebraska

Northeast Pennsylvania Alliance, LLC       Pennsylvania      d/b/a American
                                                             HomePatient

Northwest Washington Alliance, LLC          Washington



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